                                                                   EXHIBIT 4.14

                        $15,000,000 REVOLVING CREDIT FACILITY

                                   CREDIT AGREEMENT
                                     by and among
                                GRUBB & ELLIS COMPANY,
                                    THE GUARANTORS
                                         and
                            PNC BANK, NATIONAL ASSOCIATION
                              Dated as of March 13, 1997


                                  TABLE OF CONTENTS
SECTION                                                                     PAGE
-------                                                                     ----

1. CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.1 CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 1

    1.2 CONSTRUCTION.. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
         1.2.1 NUMBER; INCLUSION.. . . . . . . . . . . . . . . . . . . . . .18
         1.2.2 DETERMINATION.. . . . . . . . . . . . . . . . . . . . . . . .18
         1.2.3 LENDER'S DISCRETION AND CONSENT.. . . . . . . . . . . . . . .19
         1.2.4 DOCUMENTS TAKEN AS A WHOLE. . . . . . . . . . . . . . . . . .19
         1.2.5 HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .19
         1.2.6 IMPLIED REFERENCES TO THIS AGREEMENT. . . . . . . . . . . . .19
         1.2.7 PERSONS.. . . . . . . . . . . . . . . . . . . . . . . . . . .19
         1.2.8 MODIFICATIONS TO DOCUMENTS. . . . . . . . . . . . . . . . . .19
         1.2.9 FROM, TO AND THROUGH. . . . . . . . . . . . . . . . . . . . .19
         1.2.10 SHALL; WILL. . . . . . . . . . . . . . . . . . . . . . . . .20

    1.3 ACCOUNTING PRINCIPLES. . . . . . . . . . . . . . . . . . . . . . . .20

2. REVOLVING CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . .20
    2.1 REVOLVING CREDIT COMMITMENT. . . . . . . . . . . . . . . . . . . . .20

    2.2 COMMITMENT FEE.. . . . . . . . . . . . . . . . . . . . . . . . . . .20

    2.3 REVOLVING CREDIT FACILITY FEE. . . . . . . . . . . . . . . . . . . .21

    2.4 REVOLVING CREDIT LOAN REQUESTS.. . . . . . . . . . . . . . . . . . .21

    2.5 REVOLVING CREDIT NOTE. . . . . . . . . . . . . . . . . . . . . . . .21

    2.6 USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . .21

    2.7 LETTER OF CREDIT SUBFACILITY.. . . . . . . . . . . . . . . . . . . .22
         2.7.1 ISSUANCE OF LETTERS OF CREDIT.. . . . . . . . . . . . . . . .22
         2.7.2 LETTER OF CREDIT FEES.. . . . . . . . . . . . . . . . . . . .22
         2.7.3 DISBURSEMENTS, REIMBURSEMENT. . . . . . . . . . . . . . . . .22
         2.7.4 DOCUMENTATION.. . . . . . . . . . . . . . . . . . . . . . . .23
         2.7.5 DETERMINATIONS TO HONOR DRAWING REQUESTS. . . . . . . . . . .23
         2.7.6 NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.. . . .23
         2.7.7 INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . .25
         2.7.8 LIABILITY FOR ACTS AND OMISSIONS. . . . . . . . . . . . . . .25

3. [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . .26

4. INTEREST RATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
    4.1 INTEREST RATE OPTIONS. . . . . . . . . . . . . . . . . . . . . . . .26

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                                  TABLE OF CONTENTS
SECTION                                                                     PAGE
-------                                                                     ----

         4.1.1 REVOLVING CREDIT INTEREST RATE OPTIONS. . . . . . . . . . . .26
         4.1.2 RATE QUOTATIONS.. . . . . . . . . . . . . . . . . . . . . . .27

    4.2 INTEREST PERIODS.. . . . . . . . . . . . . . . . . . . . . . . . . .27
         4.2.1 ENDING DATE AND BUSINESS DAY. . . . . . . . . . . . . . . . .27
         4.2.2 AMOUNT OF BORROWING TRANCHE.. . . . . . . . . . . . . . . . .27
         4.2.3 TERMINATION BEFORE EXPIRATION DATE. . . . . . . . . . . . . .27
         4.2.4 RENEWALS. . . . . . . . . . . . . . . . . . . . . . . . . . .27

    4.3 INTEREST AFTER DEFAULT.. . . . . . . . . . . . . . . . . . . . . . .27
         4.3.1 LETTER OF CREDIT FEES, INTEREST RATE. . . . . . . . . . . . .28
         4.3.2 OTHER OBLIGATIONS.. . . . . . . . . . . . . . . . . . . . . .28
         4.3.3 ACKNOWLEDGMENT. . . . . . . . . . . . . . . . . . . . . . . .28

    4.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS
               NOT AVAILABLE . . . . . . . . . . . . . . . . . . . . . . . .28
         4.4.1 UNASCERTAINABLE.. . . . . . . . . . . . . . . . . . . . . . .28
         4.4.2 ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.. . . . .28
         4.4.3 LENDER'S RIGHTS.. . . . . . . . . . . . . . . . . . . . . . .29

    4.5 SELECTION OF INTEREST RATE OPTIONS.. . . . . . . . . . . . . . . . .29

5. PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
    5.1 PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

    5.2 INTEREST PAYMENT DATES.. . . . . . . . . . . . . . . . . . . . . . .30

    5.3 VOLUNTARY REPAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . .30
         5.3.1 RIGHT TO REPAY. . . . . . . . . . . . . . . . . . . . . . . .30
         5.3.2 COMMITMENT REDUCTIONS.. . . . . . . . . . . . . . . . . . . .31

    5.4 MANDATORY REPAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . .31
         5.4.1 SALE OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . .31
         5.4.2 APPLICATION AMONG INTEREST RATE OPTIONS.. . . . . . . . . . .31

    5.5 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.. . . . . . . . . .31
         5.5.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES,
               RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. . . .31
         5.5.2 INDEMNITY.. . . . . . . . . . . . . . . . . . . . . . . . . .32
         5.5.3 REDUCED RETURN RELATING TO LENDER'S SERVICES. . . . . . . . .33

6. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .33
    6.1 REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . . . .33
         6.1.1 ORGANIZATION AND QUALIFICATION. . . . . . . . . . . . . . . .34
         6.1.2 CAPITALIZATION AND OWNERSHIP. . . . . . . . . . . . . . . . .34
         6.1.3 SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . .34
         6.1.4 POWER AND AUTHORITY.. . . . . . . . . . . . . . . . . . . . .34

                                  TABLE OF CONTENTS
SECTION                                                                     PAGE
-------                                                                     ----

         6.1.5 VALIDITY AND BINDING EFFECT.. . . . . . . . . . . . . . . . .35
         6.1.6 NO CONFLICT.. . . . . . . . . . . . . . . . . . . . . . . . .35
         6.1.7 LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .35
         6.1.8 TITLE TO PROPERTIES.. . . . . . . . . . . . . . . . . . . . .35
         6.1.9 FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . .36
         6.1.10 USE OF PROCEEDS; MARGIN STOCK. . . . . . . . . . . . . . . .36
         6.1.11 FULL DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . .37
         6.1.12 TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .37
         6.1.13 CONSENTS AND APPROVALS.. . . . . . . . . . . . . . . . . . .37
         6.1.14 NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.. . . . . .38
         6.1.15 PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.. . . . . . .38
         6.1.16 SECURITY INTERESTS.. . . . . . . . . . . . . . . . . . . . .38
         6.1.17 STATUS OF THE PLEDGED COLLATERAL.. . . . . . . . . . . . . .39
         6.1.18 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . .39
         6.1.19 COMPLIANCE WITH LAWS.. . . . . . . . . . . . . . . . . . . .39
         6.1.20 MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS. . . . . . . . .39
         6.1.21 INVESTMENT COMPANIES; REGULATED ENTITIES.. . . . . . . . . .40
         6.1.22 PLANS AND BENEFIT ARRANGEMENTS.. . . . . . . . . . . . . . .40
         6.1.23 EMPLOYMENT MATTERS.. . . . . . . . . . . . . . . . . . . . .41
         6.1.24 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . .41

    6.2 UPDATES TO SCHEDULES.. . . . . . . . . . . . . . . . . . . . . . . .43

7. CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . .43
    7.1 FIRST LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
         7.1.1 OFFICER'S CERTIFICATE.. . . . . . . . . . . . . . . . . . . .43
         7.1.2 SECRETARY'S CERTIFICATE.. . . . . . . . . . . . . . . . . . .44
         7.1.3 DELIVERY OF LOAN DOCUMENTS. . . . . . . . . . . . . . . . . .44
         7.1.4 OPINION OF COUNSEL. . . . . . . . . . . . . . . . . . . . . .44
         7.1.5 LEGAL DETAILS.. . . . . . . . . . . . . . . . . . . . . . . .45
         7.1.6 PAYMENT OF FEES.. . . . . . . . . . . . . . . . . . . . . . .45
         7.1.7 CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .45
         7.1.8 OFFICER'S CERTIFICATE REGARDING MACS. . . . . . . . . . . . .45
         7.1.9 NO VIOLATION OF LAWS. . . . . . . . . . . . . . . . . . . . .45
         7.1.10 NO ACTIONS OR PROCEEDINGS. . . . . . . . . . . . . . . . . .45
         7.1.11 INSURANCE POLICIES; CERTIFICATES OF INSURANCE; ENDORSEMENTS.46
         7.1.12 FILING RECEIPTS. . . . . . . . . . . . . . . . . . . . . . .46
         7.1.13 TERMINATION OF EXISTING CREDIT AGREEMENT.. . . . . . . . . .46
         7.1.14 FINANCIAL COVENANT CONDITION.. . . . . . . . . . . . . . . .46

    7.2 EACH ADDITIONAL LOAN.. . . . . . . . . . . . . . . . . . . . . . . .46

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                                  TABLE OF CONTENTS
SECTION                                                                     PAGE
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8. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

    8.1 AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .47
         8.1.1 PRESERVATION OF EXISTENCE, ETC. . . . . . . . . . . . . . . .47
         8.1.2 PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC. . . . . . . . .47
         8.1.3 MAINTENANCE OF INSURANCE. . . . . . . . . . . . . . . . . . .47
         8.1.4 MAINTENANCE OF PROPERTIES AND LEASES. . . . . . . . . . . . .48
         8.1.5 MAINTENANCE OF PATENTS, TRADEMARKS, ETC.. . . . . . . . . . .48
         8.1.6 VISITATION RIGHTS.. . . . . . . . . . . . . . . . . . . . . .48
         8.1.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.. . . . . . . . . . .48
         8.1.8 PLANS AND BENEFIT ARRANGEMENTS. . . . . . . . . . . . . . . .49
         8.1.9 COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . .49
         8.1.10 USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .49
         8.1.11 FURTHER ASSURANCES.. . . . . . . . . . . . . . . . . . . . .50
         8.1.12 SUBORDINATION OF INTERCOMPANY LOANS. . . . . . . . . . . . .50

    8.2 NEGATIVE COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . .50
         8.2.1 INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . .50
         8.2.2 LIENS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .51
         8.2.3 GUARANTIES. . . . . . . . . . . . . . . . . . . . . . . . . .51
         8.2.4 LOANS AND INVESTMENTS.. . . . . . . . . . . . . . . . . . . .51
         8.2.5 DIVIDENDS AND RELATED DISTRIBUTIONS.. . . . . . . . . . . . .52
         8.2.6 LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.. . . . .52
         8.2.7 DISPOSITIONS OF ASSETS OR SUBSIDIARIES. . . . . . . . . . . .55
         8.2.8 AFFILIATE TRANSACTIONS. . . . . . . . . . . . . . . . . . . .56
         8.2.9 SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.. . . . . . . .56
         8.2.10 CONTINUATION OF OR CHANGE IN BUSINESS. . . . . . . . . . . .56
         8.2.11 PLANS AND BENEFIT ARRANGEMENTS.. . . . . . . . . . . . . . .56
         8.2.12 FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . .57
         8.2.13 ISSUANCE OF STOCK. . . . . . . . . . . . . . . . . . . . . .57
         8.2.14 CHANGES IN ORGANIZATIONAL DOCUMENTS. . . . . . . . . . . . .58
         8.2.15 INTEREST RATE PROTECTION.. . . . . . . . . . . . . . . . . .58
         8.2.16 MAXIMUM DEBT TO CASH FLOW RATIO. . . . . . . . . . . . . . .58

    8.3 REPORTING REQUIREMENTS.. . . . . . . . . . . . . . . . . . . . . . .58

9. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    9.1 EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . .59
         9.1.1 PAYMENTS UNDER LOAN DOCUMENTS.. . . . . . . . . . . . . . . .59
         9.1.2 BREACH OF WARRANTY. . . . . . . . . . . . . . . . . . . . . .59
         9.1.3 BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.. . . . . .59
         9.1.4 BREACH OF OTHER COVENANTS.. . . . . . . . . . . . . . . . . .59
         9.1.5 DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS. . . . . . . . .60
         9.1.6 FINAL JUDGMENTS OR ORDERS.. . . . . . . . . . . . . . . . . .60

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SECTION                                                                     PAGE
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         9.1.7 LOAN DOCUMENT UNENFORCEABLE.. . . . . . . . . . . . . . . . .60
         9.1.8 UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS;
               ENVIRONMENTAL LIABILITY.. . . . . . . . . . . . . . . . . . .60
         9.1.9 NOTICE OF LIEN OR ASSESSMENT. . . . . . . . . . . . . . . . .60
         9.1.10 INSOLVENCY.. . . . . . . . . . . . . . . . . . . . . . . . .61
         9.1.11 EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS. . . . . .61
         9.1.12 CESSATION OF BUSINESS. . . . . . . . . . . . . . . . . . . .61
         9.1.13 CHANGE OF CONTROL. . . . . . . . . . . . . . . . . . . . . .61
         9.1.14 INVOLUNTARY PROCEEDINGS. . . . . . . . . . . . . . . . . . .62
         9.1.15 VOLUNTARY PROCEEDINGS. . . . . . . . . . . . . . . . . . . .62

    9.2 CONSEQUENCES OF EVENT OF DEFAULT.. . . . . . . . . . . . . . . . . .62
         9.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR
               REORGANIZATION PROCEEDINGS. . . . . . . . . . . . . . . . . .62
         9.2.2 BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS. . . . .63
         9.2.3 SET-OFF.. . . . . . . . . . . . . . . . . . . . . . . . . . .63
         9.2.4 SUITS, ACTIONS, PROCEEDINGS.. . . . . . . . . . . . . . . . .63
         9.2.5 APPLICATION OF PROCEEDS.. . . . . . . . . . . . . . . . . . .63
         9.2.6 OTHER RIGHTS AND REMEDIES.. . . . . . . . . . . . . . . . . .64

    9.3 NOTICE OF SALE.. . . . . . . . . . . . . . . . . . . . . . . . . . .64

10. [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . . . . . . . . . .64

11. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    11.1 MODIFICATIONS, AMENDMENTS OR WAIVERS. . . . . . . . . . . . . . . .64

    11.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.. . . . .65

    11.3 REIMBURSEMENT AND INDEMNIFICATION OF LENDER BY THE
         BORROWER; TAXES.. . . . . . . . . . . . . . . . . . . . . . . . . .65

    11.4 HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66

    11.5 FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE. . . . . . . . . . . . .66
         11.5.1 NOTIONAL FUNDING.. . . . . . . . . . . . . . . . . . . . . .66
         11.5.2 ACTUAL FUNDING.. . . . . . . . . . . . . . . . . . . . . . .66

    11.6 NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67

    11.7 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .67

    11.8 GOVERNING LAW.. . . . . . . . . . . . . . . . . . . . . . . . . . .67

    11.9 PRIOR UNDERSTANDING.. . . . . . . . . . . . . . . . . . . . . . . .68

    11.10 DURATION; SURVIVAL.. . . . . . . . . . . . . . . . . . . . . . . .68

    11.11 SUCCESSORS AND ASSIGNS.. . . . . . . . . . . . . . . . . . . . . .68

    11.12 CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . .68

SECTION                                                                     PAGE
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    11.13 COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . . . . . .69

    11.14 LENDER'S CONSENT.. . . . . . . . . . . . . . . . . . . . . . . . .69

    11.15 EXCEPTIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .69

    11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.. . . . . . . . . . . . . .69

    11.17 JOINDER OF GUARANTORS. . . . . . . . . . . . . . . . . . . . . . .70

                            LIST OF SCHEDULES AND EXHIBITS

                    SCHEDULES

                    SCHEDULE 1.1(A)     -    PRICING GRID
                    SCHEDULE 1.1(B)     -    ADDRESSES FOR NOTICES
                    SCHEDULE 1.1(E)     -    EXISTING PARTNERSHIPS
                    SCHEDULE 1.1(P)     -    PERMITTED LIENS
                    SCHEDULE 6.1.1      -    QUALIFICATIONS TO DO BUSINESS
                    SCHEDULE 6.1.2      -    CAPITALIZATION
                    SCHEDULE 6.1.3      -    SUBSIDIARIES
                    SCHEDULE 6.1.7      -    LITIGATION
                    SCHEDULE 6.1.13     -    CONSENTS AND APPROVALS
                    SCHEDULE 6.1.15     -    PATENTS, TRADEMARKS,
                                             COPYRIGHTS, LICENSES, ETC.
                    SCHEDULE 6.1.17     -    PARTNERSHIP AGREEMENTS;
                                             LLC AGREEMENTS
                    SCHEDULE 6.1.20     -    MATERIAL CONTRACTS
                    SCHEDULE 6.1.22     -    BENEFIT PLAN DISCLOSURES
                    SCHEDULE 6.1.24     -    ENVIRONMENTAL DISCLOSURES
                    SCHEDULE 8.2.1      -    PERMITTED INDEBTEDNESS
                    SCHEDULE 8.2.3      -    PERMITTED GUARANTIES
                    SCHEDULE 8.2.4      -    PERMITTED LOANS AND INVESTMENTS
                    SCHEDULE 8.3        -    REPORTING REQUIREMENTS

                    EXHIBITS

                    EXHIBIT 1.1(C)      -    COLLATERAL ASSIGNMENT
                    EXHIBIT 1.1(G)(1)   -    GUARANTOR JOINDER
                    EXHIBIT 1.1(G)(2)   -    GUARANTY AGREEMENT
                    EXHIBIT 1.1(I)(1)   -    INDEMNITY AGREEMENT
                    EXHIBIT 1.1(I)(2)   -    SUBORDINATION AGREEMENT
                    EXHIBIT 1.1(P)      -    PLEDGE AGREEMENT
                    EXHIBIT 1.1(R)      -    REVOLVING CREDIT NOTE
                    EXHIBIT 1.1(S)      -    SECURITY AGREEMENT
                    EXHIBIT 1.1(T)      -    TRADEMARK SECURITY AGREEMENT
                    EXHIBIT 2.4         -    LOAN REQUEST
                    EXHIBIT 7.1.4       -    OPINION OF COUNSEL
                    EXHIBIT 8.3.3       -    QUARTERLY COMPLIANCE CERTIFICATE

                                   CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is dated as of March 13, 1997 and is made by and among GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), each of the Guarantors (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION (the "Lender").
                                     WITNESSETH:

          WHEREAS, the Borrower has requested the Lender to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $15,000,000;

          WHEREAS, the revolving credit facility shall be used for the repayment of existing indebtedness of the Borrower, for general corporate purposes, to provide for the issuance of letters of credit and as otherwise provided herein; and

          WHEREAS, the Lender is willing to provide such credit upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                               1.   CERTAIN DEFINITIONS

          1.1  CERTAIN DEFINITIONS.
          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

               ACQUISITION INDEBTEDNESS shall mean Indebtedness incurred by the Borrower or Axiom as the purchaser and owed to the seller in connection with the Borrower's or Axiom's purchase of the ownership interests of another Person or the purchase of all or substantially all the assets of another Person or of a business or division of another Person.

               ADJUSTED CONSOLIDATED CASH FLOW FROM OPERATIONS for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense, income tax expense and one-half of the Relocation Expense incurred in the fiscal quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. It is acknowledged and agreed that the non-cash charges and non-cash credits which adjust net income pursuant to the preceding sentence in the determination of Adjusted Consolidated Cash Flow from Operations shall not include any non-cash charges or non-cash credits attributable to changes in the current asset or current liability accounts on the consolidated balance sheet of the Borrower and its Subsidiaries. If the Borrower or Axiom shall have made one or more Permitted Acquisitions as permitted under Section 8.2.6(2) during the period of determination, Adjusted Consolidated Cash Flow from Operations for such period shall be adjusted on a pro forma basis acceptable to the Lender and based upon the historical financial statements of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or Axiom contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost reductions or similar synergistic adjustments forecasted by the Borrower or Axiom based upon the Permitted Acquisition.

               AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

               AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

               ANNUAL ADJUSTED CONSOLIDATED CASH FLOW FROM OPERATIONS means Adjusted Consolidated Cash Flow from Operations calculated as of the end of each fiscal quarter for the four fiscal quarters then ended.

               ANNUAL CONSOLIDATED CASH FLOW FROM OPERATIONS means Consolidated Cash Flow from Operations calculated as of the end of each fiscal quarter for the four fiscal quarters then ended.

               ANNUAL STATEMENTS shall have the meaning assigned to that term in
Section 6.1.9(i).

               APPLICABLE MARGIN shall mean, as applicable:

               (A) the percentage margin to be added to Base Rate under the Base Rate Option at the indicated Ratio of Consolidated Funded Indebtedness to Annual Consolidated Cash Flow from Operations in the pricing grid on
Schedule 1.1(A) below the heading "Base Rate Margin;" or

               (B) the percentage margin to be added to Euro-Rate under the Euro-Rate Option at the indicated Ratio of Consolidated Funded Indebtedness to Annual Consolidated Cash Flow from Operations in the pricing grid on 1.1(A) below the heading "Euro-Rate Margin".

     The ratio of Consolidated Funded Indebtedness to Annual Consolidated Cash Flow from Operations as of the last day of each fiscal quarter shall mean the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Annual Consolidated Cash Flow from Operations as of such date. Any change in the Applicable Margin shall be based upon the financial statements and compliance certificates provided pursuant to paragraphs 1, 2 and 3 of Schedule 8.3 and shall become effective on the 45th day following the last day of the first three fiscal quarters and on the 90th day following the last day of the fiscal year.

               AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Lender from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Lender.

               AXIOM shall mean Axiom Real Estate Management, Inc., a Delaware corporation.

               BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Lender at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Lender, or (ii) the Federal Funds Effective Rate plus one-half percent (1/2%) per annum.

               BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

               BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

               BORROWER shall mean Grubb & Ellis Company, a corporation organized and existing under the laws of the State of Delaware.

               BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

               BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

               BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, and if the applicable Business Day relates to any borrowing to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

               CHANGE OF CONTROL shall mean the occurrence of any one or more of the following events:

               (A) During the period from the Closing Date through the second anniversary of the Closing Date, either (i) Warburg shall fail to own at least twenty percent (20%) of the Voting Stock (with full right to vote the shares) or
(ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Warburg shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of the Voting Stock in an amount greater than Warburg;

               (B) At any time after the second anniversary of the Closing Date,
(i) Warburg shall fail to own at least twenty percent (20%) of the Voting Stock (with full right to vote the shares), unless at the time of the first disposition which causes Warburg to own less than 20 percent of the Voting Stock
(w) the Annual Consolidated Cash Flow from Operations for the period ending with the most recent fiscal quarter (based upon the completed Exhibit 8.3.3 provided by the Borrower to the Lender for the most recent fiscal quarter or such other written report delivered with the notice described in (z) below as is satisfactory to the Lender) is equal to or greater than $5,000,000, (x) no person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall have beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20 percent or more of the Voting Stock, (y) no Event of Default or Potential Default has occurred and is continuing, and (z) the Lender is in receipt of written notice of the proposed disposition by Warburg at least 5 days prior to the disposition, (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Warburg shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said

Act) of 30 percent or more of the Voting Stock of the Borrower unless at the time of such acquisition by such person or group of persons, Warburg owns a greater percentage of the Voting Stock of the Borrower than such person or group of persons, or (iii) a majority of the seats (other than vacant seats) on the board of directors of the Borrower are occupied by Persons who are not Continuing Directors.

               CLOSING DATE shall mean March 13, 1997. The closing shall take place at 10:00 a.m., Pittsburgh time, on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation or at such other time and place as the parties agree.

               COLLATERAL shall mean the Pledged Collateral, the UCC Collateral and the Intellectual Property Collateral.

               COLLATERAL ASSIGNMENT shall mean the Collateral Assignment in the form of EXHIBIT 1.1(C).

               COMMERCIAL LETTER OF CREDIT shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

               COMMISSION ADVANCE PROGRAM shall mean any program pursuant to which a Loan Party may make advances to its employees and/or agents against future real estate commissions to be earned by such agents.

               COMMITMENT shall mean $15,000,000.

               COMMITMENT FEE shall have the meaning assigned to that term in
Section 2.2.

               CONSIDERATION shall mean, at any time with respect to any Permitted Acquisition, the aggregate, without duplication, of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) Acquisition Indebtedness, (iii) capital stock of the Borrower, which for purposes of Section 8.2.6, shall be valued at the average of the high and low price listed on the New York Stock Exchange on the date of valuation,
(iv) any Guaranty given or incurred by any Loan Party in connection therewith,
(v) deferred payments contingent upon financial results or other performance-based criteria occurring after the closing of the Permitted Acquisition and valued at the time when made, and (vi) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

               CONSOLIDATED CASH FLOW FROM OPERATIONS for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. It is acknowledged and agreed that the non-cash charges and non-cash credits which adjust net income pursuant to the preceding sentence in the determination of Consolidated Cash Flow from Operations shall not include any non-cash charges or non-cash credits attributable to changes in the current asset or current liability accounts on the consolidated balance sheet of the Borrower and its Subsidiaries. If the Borrower or Axiom shall have made one or more Permitted Acquisitions as permitted under Section 8.2.6(2) during the period of determination, Consolidated Cash Flow from Operations for such period shall be adjusted on a pro forma basis acceptable to the Lender and based upon the historical financial statements of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or Axiom contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost reductions or similar synergistic adjustments forecasted by the Borrower or Axiom based upon the Permitted Acquisition.

               CONSOLIDATED FUNDED INDEBTEDNESS shall mean the principal balance of the Loans and the Letters of Credit Outstanding and all Indebtedness of the Borrower and its Subsidiaries for borrowed money, including without limitation capitalized leases and other Indebtedness permitted under Section 8.2.1(iii), as determined and consolidated in accordance with GAAP.

               CONTINUING DIRECTORS shall mean directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors.

               DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

               DRAWING DATE shall have the meaning assigned to that term in
Section 2.7.3.1.

               ENVIRONMENTAL COMPLAINT shall mean any written complaint setting forth a cause of action for personal injury or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

               ENVIRONMENTAL CONDITIONS shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

               ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, written authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

               ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

               EURO-RATE shall mean, with respect to any Loan comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Lender ) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                            Telerate page 3750 as quoted by British
     Euro-Rate    =          Bankers' Association or appropriate successor
                         ---------------------------------------------
                              1.00 - Euro-Rate Reserve Percentage

               EURO-RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

               EURO-RATE RESERVE PERCENTAGE shall mean (i) prior to the time that any additional banks or other lenders other than the Lender join in this Agreement, the percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Lender which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") applicable to the Lender, and (ii) upon and after such time that any additional banks or other lenders other than the Lender join in this Agreement, the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Lender which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

               EVENT OF DEFAULT shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

               EXISTING PARTNERSHIPS shall mean the general and limited partnerships set forth on Exhibit 1.1(E) in which the Loan Parties own partnership interests on the Closing Date.

               EXPIRATION DATE shall mean, with respect to the Commitment, March 13, 2001.

               FACILITY FEE shall mean the fee referred to in Section 2.3.

               FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

               FINANCIAL PROJECTIONS shall have the meaning assigned to that term in Section 6.1.9(ii).

               GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section , and applied on a consistent basis both as to classification of items and amounts.

               GOVERNMENTAL ACTS shall have the meaning assigned to that term in
Section 2.7.7.

               GUARANTOR shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.17.

               GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

               GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

               GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Lender.

               HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 6.1.9(i).

               IBM shall mean IBM Credit Corporation.

               IBM LOAN DOCUMENTS shall mean the Revolving Loan and Security Agreement dated October 29, 1995, by and between IBM and Axiom and all collateral documentation and other loan documentation executed and delivered in connection therewith.

               INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money,
(ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

               INDEMNITY shall mean the Environmental Indemnity Agreement in the form of EXHIBIT 1.1(I)(1) among the Lender and the Loan Parties relating to possible environmental liabilities associated with any of the Property.

               INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member bank of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

               INSOLVENCY PROCEEDING  shall mean, with respect to any Person,
(a) case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

               INTELLECTUAL PROPERTY COLLATERAL shall mean all of the property described in the Trademark Security Agreement.

               INTERCOMPANY SUBORDINATION AGREEMENT shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as EXHIBIT 1.1(I)(2).

               INTEREST PERIOD shall have the meaning assigned to such term in
Section 4.2.

               INTEREST RATE OPTION shall mean any Euro-Rate Option or the Base Rate Option.

               INTERIM STATEMENTS shall have the meaning assigned to that term in Section 6.1.9(i).

               INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

               LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

               LENDER shall mean PNC Bank, National Association, and its successors and assigns.

               LETTER OF CREDIT shall have the meaning assigned to that term in
Section 2.7.1.

               LETTER OF CREDIT BORROWING shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.7.3.1.

               LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.7.2.

               LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of
(i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement
Obligations.

               LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

               LLC INTERESTS shall have the meaning given to such term in
Section 6.1.3.

               LOAN DOCUMENTS shall mean this Agreement, the Collateral Assignment, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Note, the Trademark Security Agreement, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

               LOAN PARTIES shall mean the Borrower and the Guarantors.

               LOAN REQUEST shall have the meaning given to such term in
Section 2.4.

               LOANS shall mean collectively and LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan.

               MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Lender to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

               MONTCLAIR shall mean Montclair Insurance Company, Ltd., a Bermuda corporation.

               MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final day of such Interest Period shall be deemed to end on the last Business Day of such month.

               MOODY'S shall mean Moody's Investor's Service, Inc.

               MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

               MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

               NOTE shall mean the Revolving Credit Note of the Borrower in the form of EXHIBIT 1.1(R) evidencing the Revolving Credit Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

               NOTICES shall have the meaning assigned to that term in
Section 11.6.

               OBLIGATION shall mean any obligation or liability of any of the Loan Parties to the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Note, the Letters of Credit, or any other Loan Document.

               OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central Bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 6.1.3.

               PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

               PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 8.2.6.

               PERMITTED INVESTMENTS shall mean:

                    (i) commercial paper and taxable or tax-exempt instruments maturing not more than one year from the date of creation thereof and rated not lower than A-2 by Standard and Poor's or P-2 by Moody's;

                    (ii) long term instruments rated not lower than A- by Standard and Poor's or A3 by Moody's, and having either "put" or rate reset features recurring no less frequently than annually;

                    (iii) certificates of deposit issued by or repurchase agreements of a bank incorporated in, or a branch or office located in, the United States of America, having combined capital, surplus and undivided profits of not less than $250,000,000 and having a senior unsecured debt rating for such bank, or if such rating is not available for such bank, then the rating of its holding company, rated not lower than A- by Standard and Poor's or A3 by Moody's;

                    (iv) marketable direct obligations issued or unconditionally guaranteed by the United States government or an agency thereof maturing within one year from the date of acquisition thereof;

                    (v)       money market funds; and

                    (vi) deposits available for withdrawal on demand within the United States with financial institutions incorporated in the United States of America or any OECD country, if it has a branch or office located in the United States of America, and which have capital, surplus and undivided profits of not less than $250,000,000 and having a senior unsecured debt rating for such bank, or if such rating is not available for such bank, then the rating of its holding company, rated not lower than A- by Standard and Poor's or A3 by Moody's.

               PERMITTED LIENS shall mean:

                    (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                    (ii) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions, retirement insurance, social security programs or similar obligations;

                    (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                    (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                    (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                    (vi) Liens, security interests and mortgages in favor of the Lender;

                    (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                    (viii) Any Lien existing on the date of this Agreement and described on SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                    (ix) Purchase Money Security Interests and Liens granted pursuant to capitalized leases in the property leased by the Loan Parties as permitted under Section 8.2.1(iii) ;

                    (x) Options for a time period not greater than one (1) year granted in connection with dispositions permitted under Section 8.2.7;

                    (xi) Liens arising in connection with deposits to secure public and statutory obligations of a Loan Party or in lieu of surety, appeal or customs bonds in proceedings to which a Loan Party is a party; and

                    (xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:

               (1) Claims or Liens for taxes, assessments or charges due and payable, PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

               (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

               (4) Liens resulting from final judgments or orders described in Section 9.1.6.

               PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

               PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

               PLEDGE AGREEMENT shall mean the Pledge Agreement in substantially the form of EXHIBIT 1.1(P) executed and delivered by the Borrower, Axiom and HSM, Inc., a Texas corporation, to the Lender.

               PLEDGED COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

               POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

               PRINCIPAL OFFICE shall mean the main banking office of the Lender in Pittsburgh, Pennsylvania.

               PRIOR SECURITY INTEREST shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to (i) Liens for taxes not yet due and payable and statutory liens to the extent such prospective tax payments and statutory liens are given priority by statute, (ii) Purchase Money Security Interests and property subject to capital leases as permitted hereunder, (iii) pledges of cash and cash equivalents permitted under items (ii),(iv) and (xi) of the definition of Permitted Liens to the extent granted priority under applicable Law, and (v) other Liens which by the terms hereof are permitted to be prior to the Lender's security interest.

               PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

               PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

               PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

               REGULATED SUBSTANCES shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other written directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

               REGULATION U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.
               REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.7.3.1.

               RELOCATION EXPENSE shall mean the lesser of (i) the expenses incurred by the Borrower in connection with the movement of its corporate headquarters from San Francisco, California to Northbrook, Illinois, or (ii) $2,500,000.

               REPORTABLE EVENT shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

               REVOLVING CREDIT LOANS shall mean collectively and REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lender to the Borrower pursuant to Section 2.1 or 2.7.3.

               REVOLVING FACILITY USAGE shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

               SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling the Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

               SECURITY AGREEMENT shall mean the Security Agreement in substantially the form of EXHIBIT 1.1(S) executed and delivered by each of the Loan Parties to the Lender.

               SHARES shall have the meaning assigned to that term in
Section 6.1.2.

               STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

               SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such

Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

               SUBSIDIARY SHARES shall have the meaning assigned to that term in
Section 6.1.3.

               TRADEMARK SECURITY AGREEMENT shall mean the Trademark Security Agreement in substantially the form of EXHIBIT 1.1(T) executed and delivered by each of the Loan Parties to the Lender.

               UCC COLLATERAL shall mean the property of the Loan Parties in which security interests are created under the Uniform Commercial Code and to be granted under the Security Agreement.

               UNIFORM COMMERCIAL CODE shall have the meaning assigned to that term in Section 6.1.16.

               VOTING STOCK shall mean the outstanding capital stock of the Borrower entitled to vote for the election of the members of the board of directors of the Borrower.

               WARBURG shall mean Warburg, Pincus Investors, L.P., a Delaware limited partnership.

          1.2  CONSTRUCTION.

          Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

               1.2.1     NUMBER; INCLUSION.

               references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               1.2.2     DETERMINATION.

               references to "determination" of or by the Lender shall be deemed to include good-faith estimates by the Lender (in the case of quantitative determinations) and good-faith beliefs by the Lender (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

               1.2.3     LENDER'S DISCRETION AND CONSENT.

               whenever the Lender is granted the right herein to act in its sole discretion or to grant or withhold consent such right shall be exercised in good faith;
               1.2.4     DOCUMENTS TAKEN AS A WHOLE.

               the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5     HEADINGS.

               the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6     IMPLIED REFERENCES TO THIS AGREEMENT.

               article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

               1.2.7     PERSONS.

               reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8     MODIFICATIONS TO DOCUMENTS.

               reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9     FROM, TO AND THROUGH.

               relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

               1.2.10    SHALL; WILL.

               references to "shall" and "will" are intended to have the same meaning.

               1.3  ACCOUNTING PRINCIPLES.

               Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, subject to changes resulting from any agreement described in the next sentence, all accounting terms used in
Section 8.2 (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in
Section 6.1.9(i). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                            2.   REVOLVING CREDIT FACILITY

               2.1  REVOLVING CREDIT COMMITMENT.

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Lender agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans shall not exceed the Commitment minus the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

               2.2  COMMITMENT FEE.

               Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Lender, as consideration for the Commitment hereunder, a nonrefundable commitment fee (the "COMMITMENT FEE") equal to a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) the Commitment, and (ii) the Revolving Facility Usage. The rate per annum used to determine the Commitment Fee shall be based upon the ratio of Consolidated Funded

Indebtedness to Annual Consolidated Cash Flow from Operations, as set forth on
SCHEDULE 1.1(A) and based upon the last completed Exhibit 8.3. All Commitment Fees shall be payable quarterly in arrears on or before the first day of each April, July, October and January after the date hereof and on the Expiration Date or upon acceleration of the Note.

               2.3  REVOLVING CREDIT FACILITY FEE.

               The Borrower agrees to pay to the Lender, as consideration for the Commitment, a nonrefundable facility fee equal to $131,250 (the "FACILITY FEE"), payable on the Closing Date.

               2.4  REVOLVING CREDIT LOAN REQUESTS.

               Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lender to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section , by delivering to the Lender, not later than 12:00 noon, Pittsburgh time, (i) two (2) Business Days prior to the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Revolving Credit Loan; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.4 (each, a "LOAN REQUEST"). Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the proposed Revolving Credit Loan comprising each Borrowing Tranche, which shall be not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies ; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loan comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loan comprising such Borrowing Tranche. Notwithstanding the foregoing, the Borrower shall be limited to submitting one Loan Request in each calendar week with respect to the making of Revolving Credit Loans.

               2.5  REVOLVING CREDIT NOTE.

               The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by the Lender, together with interest thereon, shall be evidenced by the Note dated the Closing Date payable to the order of the Lender in a face amount equal to the Commitment.

               2.6  USE OF PROCEEDS.

               The proceeds of the Revolving Credit Loans shall be used for general corporate purposes and in accordance with Section 8.1.10.

          2.7  LETTER OF CREDIT SUBFACILITY.

               2.7.1     ISSUANCE OF LETTERS OF CREDIT.

               Borrower may request the issuance of a letter of credit (each a "LETTER OF CREDIT") on behalf of itself or another Loan Party by delivering to the Lender a completed application and agreement for letters of credit in such form as the Lender may specify from time to time by no later than 12:00 noon, Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Lender, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof, the Lender will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $2,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Commitment.

               2.7.2     LETTER OF CREDIT FEES.

               The Borrower shall pay to the Lender a fee (the "LETTER OF CREDIT FEE") at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed ) equal to (i) with respect to all Standby Letters of Credit, the applicable Euro-Rate Margin (as such term is used in the definition of Applicable Margin) set forth on Schedule 1.1(A), and (ii) with respect to allCommercial Letters of Credit, one-half (1/2) of the applicable Euro-Rate Margin. The fee with respect to both Standby Letters of Credit and Commercial Letters of Credit shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first day of each April, July, October and January following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay the Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Lender may generally charge or incur from time to time in connection with the issuance, modification (if any), assignment or transfer (if any), and negotiation of Letters of Credit.

               2.7.3     DISBURSEMENTS, REIMBURSEMENT.

                    2.7.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Lender will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Lender shall sometimes be referred to as a "REIMBURSEMENT OBLIGATION") the Lender prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Lender under any Letter of Credit (each such date, a "DRAWING DATE") in an amount equal to the amount so paid by the Lender. In the event the Borrower fails to reimburse the Lender for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lender under the Base Rate Option to be disbursed on the Drawing Date under such

Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 7.2 other than any notice requirements. Any notice given by the Lender pursuant to this
Section 2.7.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    2.7.3.2 With respect to any unreimbursed drawing that is not converted into a Revolving Credit Loan under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.7.3.1, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Lender a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.

               2.7.4     DOCUMENTATION.

               Each Loan Party agrees to be bound by the terms of the Lender's application and agreement for letters of credit and the Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

               2.7.5     DETERMINATIONS TO HONOR DRAWING REQUESTS.

               In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

               2.7.6     NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

               The Obligations of the Borrower to reimburse the Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.7 under all circumstances, including the following circumstances:

                         (i)       any set-off, counterclaim, recoupment,
defense or other right which any Loan Party may have against the Lender or any other Person for any reason whatsoever;

                         (ii)      the failure of any Loan Party or any other
Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, 2.4 or 7.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing;

                         (iii)          any lack of validity or enforceability
of any Letter of Credit;

                         (iv)      the existence of any claim, set-off, defense
or other right which any Loan Party or the Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                         (v)       any draft, demand, certificate or other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Lender has been notified thereof;

                         (vi)      payment by the Lender under any Letter of
Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, unless such payment constitutes bad faith, gross negligence or willful misconduct on the part of the Lender;

                         (vii)     any adverse change in the business,
operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                         (viii)    any breach of this Agreement or any other
Loan Document by any party thereto;

                         (ix)      the occurrence or continuance of an
Insolvency Proceeding with respect to any Loan Party;

                         (x)       the fact that an Event of Default or a
Potential Default shall have occurred and be continuing;

                         (xi)      the fact that the Expiration Date shall have
passed or this Agreement or the Commitment hereunder shall have been terminated; and

                         (xii)     any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, unless the Lender's actions in connection therewith constitute bad faith, gross negligence or willful misconduct; PROVIDED that the Lender's obligation to make Revolving Credit Loans under Section 2.1 is subject to the conditions set forth in
Section 7.2.

               2.7.7     INDEMNITY.

               In addition to amounts payable as provided in Section 11.3, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Lender may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of any Letter of Credit, other than as a result of (A) the bad faith, gross negligence or willful misconduct of the Lender as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Lender of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

               2.7.8     LIABILITY FOR ACTS AND OMISSIONS.

               As between any Loan Party and the Lender, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Lender shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of

Credit; or (viii) any consequences arising from causes beyond the control of the Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Lender's rights or powers hereunder.
               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and absent gross negligence or willful misconduct, shall not put the Lender under any resulting liability to the Borrower or any other Loan Party.

                            3.     [INTENTIONALLY OMITTED]

                                4.     INTEREST RATES

          4.1  INTEREST RATE OPTIONS.

          The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or the Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than four (4) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Euro-Rate Option. If at any time the designated rate applicable to any Loan made by the Lender exceeds the Lender's highest lawful rate, the rate of interest on the Lender's Loan shall be limited to the Lender's highest lawful rate.

               4.1.1     REVOLVING CREDIT INTEREST RATE OPTIONS.

               The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                         (i)       BASE RATE OPTION:  A fluctuating rate per
annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                         (ii)      EURO-RATE OPTION:  A rate per annum (computed
on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

               4.1.2     RATE QUOTATIONS.

               The Borrower may call the Lender on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Lender nor affect the rate of interest which thereafter is actually in effect when the election is made.

          4.2  INTEREST PERIODS.

          At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Lender thereof at least two
(2)Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "INTEREST PERIOD") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:


               4.2.1     ENDING DATE AND BUSINESS DAY.

               any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               4.2.2     AMOUNT OF BORROWING TRANCHE.

               each Borrowing Tranche of Euro-Rate Loans shall be not less than $1,000,000;

               4.2.3     TERMINATION BEFORE EXPIRATION DATE.

               the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

               4.2.4     RENEWALS.

               in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

          4.3  INTEREST AFTER DEFAULT.

          To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

               4.3.1     LETTER OF CREDIT FEES, INTEREST RATE.

               the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.7.3 or Section 4.1, respectively, shall be increased by two percent (2%) per annum; and

               4.3.2     OTHER OBLIGATIONS.

               each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is paid in full.

               4.3.3     ACKNOWLEDGMENT.

               The Borrower acknowledges that the increase in rates referred to in this Section reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lender is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Lender.


          4.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE

               4.4.1     UNASCERTAINABLE.

               If on any date on which a Euro-Rate would otherwise be determined, the Lender shall have determined that:


                         (i)       adequate and reasonable means do not exist
for ascertaining such Euro-Rate, or

                         (ii)      a contingency has occurred which materially
and adversely affects the secondary market for the London interbank eurodollar market relating to the Euro-Rate, the Lender shall have the rights specified in Section .

               4.4.2     ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

               If at any time the Lender shall have determined that:

                         (i)       the making, maintenance or funding of any
Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by the Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                         (ii)      such Euro-Rate Option will not adequately and
fairly reflect the cost to the Lender of the establishment or maintenance of any such Loan, or

                         (iii)     after making all reasonable efforts, deposits
of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to the Lender at the effective cost of funding a proposed Loan in the London interbank market, then the Lender shall have the rights specified in Section 4.4.3.

               4.4.3     LENDER'S RIGHTS.

               In the case of any event specified in Section 4.4.1 or 4.4.2 above, the Lender shall promptly so notify the Borrower thereof. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Lender to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Lender shall have later notified the Borrower of the Lender's determination that the circumstances giving rise to such previous determination no longer exist.
If at any time the Lender makes a determination under Section 4.4.1 or 4.4.2 and the Borrower has previously notified the Lender of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.

        4.5  SELECTION OF INTEREST RATE OPTIONS.

        If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

                                   5.     PAYMENTS

        5.1  PAYMENTS.

        All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fee, Letter of Credit Fees, or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon, Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Lender at the Principal Office in U.S. Dollars and in immediately available funds. The Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

          5.2  INTEREST PAYMENT DATES.

          Interest on Loans shall be due and payable in arrears on the first day of each calendar quarter after the date hereof, commencing with a payment on April 1, 1997, and on each July 1, October 1, January 1 and April 1 thereafter, and on the Expiration Date or upon acceleration of the Note. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

          5.3  VOLUNTARY REPAYMENTS.

               5.3.1     RIGHT TO REPAY.

               The Borrower shall have the right at its option at any time and from time to time to repay the Loans in whole or part without premium or penalty (except as provided in Section 5.5).

               Whenever the Borrower desires to repay any part of the Loans, it shall provide a notice to the Lender at least two (2) Business Days prior to the date of repayment of Loans setting forth the following information:

               (y) the date, which shall be a Business Day, on which the proposed repayment is to be made; and

               (z) the total principal amount of such repayment, which shall not be less than $100,000.

               All repayment notices shall be irrevocable. The principal amount of the Loans for which a repayment notice is given shall be due and payable on the date specified in such prepayment notice as the date on which the proposed repayment is to be made. Except as provided in Section 4.4.3, if the Borrower repays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is repaying, the repayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any repayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lender under Section 5.5.2.

               5.3.2     COMMITMENT REDUCTIONS.

               The Borrower may at any time and from time to time terminate in whole the Commitment. The Borrower may on two separate occasions reduce in part the Commitment, provided however, that after giving effect to any reduction, the Commitment is not less than $7,500,000. In the case of either a termination or reduction of the Commitment, the Borrower shall give the Lender not less than seven (7) days prior written notice to such effect. Notice of termination or reduction, having once been given by the Borrower, shall be irrevocable on the part of the Borrower. Each reduction of the Commitment shall be in the aggregate amount of Five Hundred Thousand ($500,000) or an integral multiple thereof. After each such reduction of the Revolving Credit Commitment, the fee payable pursuant to Section 2.2 shall be calculated upon the Commitment as so reduced.

          5.4  MANDATORY REPAYMENTS.

               5.4.1     SALE OF ASSETS.

               Within five (5) Business Days of any sale of assets authorized by
Section 8.2.7(iv) when the Borrower's reasonable calculation of the net after-tax proceeds are greater than $1,000,000, the Borrower shall make a mandatory repayment of principal on the Loans equal to the lesser of (i) the then outstanding principal amount of the Loans, or (ii) the net after-tax proceeds of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount, and the Commitment shall be reduced by the amount of the net after-tax proceeds, rounded to the nearest multiple of $10,000.

               5.4.2     APPLICATION AMONG INTEREST RATE OPTIONS.

               If at the time the Borrower makes a repayment required pursuant to this Section 5.4 and the Borrower fails to specify the applicable Borrowing Tranche to which the Borrower wants the repayment to be applied, the repayment shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.5.2, the Borrower shall indemnify the Lender for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.


          5.5  ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

               5.5.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

               If any Law, guideline or interpretation issued or adopted after the date hereof or any change in any Law, guideline or interpretation or application thereof after the date hereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive issued or adopted after the date hereof (whether or not having the force of Law) of any central bank or other Official
Body:

                         (i)       subjects the Lender to any tax or changes the
basis of taxation with respect to this Agreement, the Note, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Note (except for taxes on the overall net income of the Lender),

                         (ii)      imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, the Lender, or

                         (iii)     imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, the Lender, or (B) otherwise applicable to the obligations of the Lender under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Lender with respect to this Agreement, the Note or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender's capital, taking into consideration the Lender's customary policies with respect to capital adequacy) by an amount which is not reflected by the Euro-Rate and which the Lender in its sole discretion deems to be material, the Lender shall from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Lender to be necessary to compensate the Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Lender ten (10) Business Days after such notice is given. If any event or circumstance arises or occurs which gives rise to the obligation of the Borrower to make a payment pursuant to this Section 5.5.1, the Lender shall promptly notify the Borrower of such event or circumstance. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payment to the Lender pursuant to this Section 5.5.1 with respect to amounts which arise or relate to periods more than 180 days prior to the Lender's request for such payment.

               5.5.2     INDEMNITY.

               In addition to the compensation required by Section 5.5.1, the Borrower shall indemnify the Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Lender to fund or maintain Loans subject to a Euro-Rate Option) which the Lender sustains or incurs as a consequence of any

                         (i)       payment, prepayment, conversion or renewal of
any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                         (ii)      attempt by the Borrower to revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 or Section 4.2 or notice relating to prepayments under Section 5.3, or

                         (iii)     default by the Borrower in the performance or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

               If the Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by the Lender (which determination may include such assumptions, allocations of reasonable costs and expenses and averaging or attribution methods as the Lender shall deem reasonable) to be necessary to indemnify the Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Lender ten (10) Business Days after such notice is given.

               5.5.3     REDUCED RETURN RELATING TO LENDER'S SERVICES.

               If the Loan Parties shall cease to employ the Lender as the administrator of their 401K plan and the financial institution which provides the Loan Parties with their treasury management services as substantially in effect on the Closing Date, and the result of any of the foregoing failures to so utilize the Lender's services is to reduce the income receivable by an amount which the Lender in its sole discretion deems to be material, the Lender shall from time to time notify the Borrower of the amount determined in good faith by the Lender to be necessary to compensate the Lender for such reduction of income, and the Lender shall in its discretion adjust the Applicable Margin to compensate the Lender for such reduction. Such notice shall set forth in reasonable detail the basis for such determination and the date upon which the change in the Applicable Margin shall be effected.

                        6.     REPRESENTATIONS AND WARRANTIES

          6.1  REPRESENTATIONS AND WARRANTIES.

               The Loan Parties, jointly and severally, represent and warrant to the Lender as follows:

               6.1.1     ORGANIZATION AND QUALIFICATION.

               Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on SCHEDULE 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where such failure is not reasonably likely to cause a Material Adverse Change.


               6.1.2     CAPITALIZATION AND OWNERSHIP.


               The authorized capital stock of the Borrower (referred to herein as the "Shares") and the issued and outstanding Shares and the ownership thereof are as indicated on SCHEDULE 6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on
SCHEDULE 6.1.2.

               6.1.3     SUBSIDIARIES.

               SCHEDULE 6.1.3 states the name of each of the Borrower's Subsidiaries other than Montclair and the Existing Partnerships, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. Each Loan Party has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests of the Loan Parties it purports to own, free and clear in each case of any Lien other than Permitted Liens. All Subsidiary Shares, Partnership Interests and LLC Interests of each Loan Party have been validly issued, and all Subsidiary Shares of each Loan Party are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests of any Loan Party except as indicated on SCHEDULE 6.1.3. With the exception of Montclair and the Existing Partnerships, no Subsidiary which is not a Loan Party has either (i) active business operations of any of the type described in Section 8.2.10, or (ii) assets having a book value equal to or greater than $50,000.

               6.1.4     POWER AND AUTHORITY.

               Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

               6.1.5     VALIDITY AND BINDING EFFECT.

               This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

               6.1.6     NO CONFLICT.

               Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents).

               6.1.7     LITIGATION.

               Except as set forth on Schedule 6.1.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at law or equity before any Official Body which individually or in the aggregate is reasonably likely to result in any Material Adverse Change. None of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

               6.1.8     TITLE TO PROPERTIES.

               Each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

               6.1.9     FINANCIAL STATEMENTS.

                         (i)       HISTORICAL STATEMENTS.  The Borrower has
delivered to the Lender copies of its audited consolidated year-end financial statements for and as of the end of the two fiscal years ended June 30, 1996 and 1995 (the "Annual Statements"). In addition, the Borrower has delivered to the Lender copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 1996 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                         (ii)      FINANCIAL PROJECTIONS.  The Borrower has
delivered to the Lender financial projections of the Borrower and its Subsidiaries for the period January 1, 1997 to June 30, 2001 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                         (iii)     ACCURACY OF FINANCIAL STATEMENTS. Neither
the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which is reasonably likely to cause a Material Adverse Change. Since June 30, 1996 no Material Adverse Change has occurred.

               6.1.10    USE OF PROCEEDS; MARGIN STOCK.

               The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.6 and 8.1.10. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party are or will be represented by margin stock.

               6.1.11    FULL DISCLOSURE.

               Neither this Agreement nor any other Loan Document, nor any certificate, written statement, agreement or other documents furnished to the Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. As of the date hereof there is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition or results of operations of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Lender prior to or at the date hereof in connection with the transactions contemplated hereby.

               6.1.12    TAXES.

               All federal, state and local income tax returns and all other material federal, state and local tax returns required to have been filed with respect to each Loan Party have been filed or properly extended, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party for any period.

               6.1.13    CONSENTS AND APPROVALS.

               Except for the filing of financing statements and the Trademark Security Agreement in the state, county and federal filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on
SCHEDULE 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 6.1.13.

               6.1.14    NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

               No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

               6.1.15    PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

               Each Loan Party owns or possesses or has the right to use all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as conducted from time to time by such Loan Party, without known alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names and registered copyrights of each Loan Party are listed and described on SCHEDULE 6.1.15.

               6.1.16    SECURITY INTERESTS.

               Upon proper completion of the Perfection Actions, the Liens and security interests granted to the Lender pursuant to the Collateral Assignment, the Trademark Security Agreement, the Pledge Agreement and the Security Agreement in the UCC Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral, execution and delivery of the Collateral Assignment and recordation of the Trademark Security Agreement in the United States Patent and Trademark Office (collectively, the "Perfection Actions"), all such action as is necessary or advisable to establish such rights of the Lender will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Trademark Security Agreement, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower to the Lender.

               6.1.17    STATUS OF THE PLEDGED COLLATERAL.

               All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be subject to Lender's Prior Security Interest and are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except for Permitted Liens or except as otherwise provided by the Pledge Agreement or the Collateral Assignment and except as the right of the Lender to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on
SCHEDULE 6.1.17. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Lender.

               6.1.18    INSURANCE.

               All insurance policies and other bonds to which any Loan Party is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the material assets and material risks of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties.

               6.1.19    COMPLIANCE WITH LAWS.

               The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.24) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so is not reasonably likely to constitute a Material Adverse Change.

               6.1.20    MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

               SCHEDULE 6.1.20 lists all material contracts relating to the business operations of each Loan Party, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable in all material respects upon such Loan Party and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder which would result in a Material Adverse Change, to the Loan Parties' knowledge, with respect to parties other than such Loan Party. None of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which is reasonably likely to result in a Material Adverse Change.

               6.1.21    INVESTMENT COMPANIES; REGULATED ENTITIES.

               None of the Loan Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

               6.1.22    PLANS AND BENEFIT ARRANGEMENTS.

               Except as set forth on SCHEDULE 6.1.22:

                         (i)       The Borrower and each other member of the
ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                         (ii)      To the best of the Borrower's knowledge, each
Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                         (iii)     Neither the Borrower nor any other member of
the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                         (iv)      No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                         (v)       The aggregate actuarial present value of all
benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                         (vi)      Neither the Borrower nor any other member of
the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                         (vii)     To the extent that any Benefit Arrangement is
insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                         (viii)    All Plans, Benefit Arrangements and
Multiemployer Plans have been administered in accordance with their terms and applicable Law in all material respects.

               6.1.23    EMPLOYMENT MATTERS.

               Each of the Loan Parties and each of their Subsidiaries is in compliance with the material Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no material outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Lender true and correct copies of each of the material employment agreements of the Borrower and the Loan Parties.

               6.1.24    ENVIRONMENTAL MATTERS.

               Except as disclosed on SCHEDULE 6.1.24 and except as is not reasonably likely to constitute a Material Adverse Change:

                         (i)       None of the Loan Parties or any Subsidiaries
of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response,

Cleanup and Liability Act, 42 U.S.C. Section 9601, ET SEQ., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                         (ii)      There are no circumstances at, on or under
any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                         (iii)     Neither any of the Property nor any
structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

                         (iv)      To the knowledge of the Loan Parties, there
are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all applicable Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with applicable Environmental Laws.

                         (v)       Each Loan Party and each Subsidiary of any
Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                         (vi)      All past and present on-site generation,
storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in compliance with the Environmental Laws.

               6.2  UPDATES TO SCHEDULES.

                    Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Lender in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; PROVIDED, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Lender, in its sole and absolute discretion exercised in good faith, shall have accepted in writing such revisions or updates to such Schedule.
                             7.     CONDITIONS OF LENDING

               The obligation of the Lender to make Loans and to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

          7.1  FIRST LOANS.

          On the Closing Date:

               7.1.1     OFFICER'S CERTIFICATE.

               The representations and warranties of each of the Loan Parties contained in Section and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, which shall include certification of the condition set forth in Section 7.1.14, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

               7.1.2     SECRETARY'S CERTIFICATE.

               There shall be delivered to the Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:


                         (i)       all action taken by such Loan Party in
connection with this Agreement and the other Loan Documents;

                         (ii)      the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Lender may conclusively rely; and

                         (iii)     copies of its organizational documents,
including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized, and as requested by the Lender, where qualified to do business.

               7.1.3     DELIVERY OF LOAN DOCUMENTS.

               The Collateral Assignment, Guaranty Agreement, Indemnity, Note, Trademark Security Agreement, Pledge Agreement, Intercompany Subordination Agreement and Security Agreement shall have been duly executed and delivered to the Lender together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares, the Partnership Interests and the LLC Interests.

               7.1.4     OPINION OF COUNSEL.

               There shall be delivered to the Lender a written opinion of Latham & Watkins and Carol M. Vanairsdale, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Lender), dated the Closing Date and in form and substance satisfactory to the Lender and its counsel:

                         (i)       as to the matters set forth in EXHIBIT 7.1.4;
and

                         (ii)      as to such other matters incident to the
transactions contemplated herein as the Lender may reasonably request.

               7.1.5     LEGAL DETAILS.

               All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Lender and counsel for the Lender, and the Lender shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Lender and said counsel, as the Lender or said counsel may reasonably request.

               7.1.6     PAYMENT OF FEES.

               The Borrower shall have paid or caused to be paid to the Lender to the extent not previously paid the Facility Fee, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Lender is entitled to be reimbursed.

               7.1.7     CONSENTS.

               All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 6.1.13 shall have been obtained.

               7.1.8     OFFICER'S CERTIFICATE REGARDING MACS.

               Since June 30, 1996 no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Lender for the benefit of the Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

               7.1.9     NO VIOLATION OF LAWS.

               The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or the Lender.

               7.1.10    NO ACTIONS OR PROCEEDINGS.

               No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

               7.1.11    INSURANCE POLICIES; CERTIFICATES OF INSURANCE;
ENDORSEMENTS.

               The Loan Parties shall have delivered evidence acceptable to the Lender that adequate insurance in compliance with Section 8.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Lender, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Lender and its counsel naming the Lender as additional insured and lender loss payee.

               7.1.12    FILING RECEIPTS.

               The Lender shall have received (i) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Lender on the Collateral or other satisfactory evidence of such recordation and filing and
(ii) evidence in a form acceptable to the Lender that such Lien constitutes a Prior Security Interest in favor of the Lender.

               7.1.13    TERMINATION OF EXISTING CREDIT AGREEMENT.

               The loans and related obligations of the Loan Parties to IBM under the IBM Loan Documents shall have been satisfied in full, and the IBM Loan Documents shall have been terminated. All Liens securing the indebtedness of the Loan Parties to IBM shall have been terminated.

               7.1.14    FINANCIAL COVENANT CONDITION.

               The Annual Consolidated Cash Flow from Operations for the four fiscal quarters ended December 31, 1996, exclusive of Relocation Expenses, shall be equal to or greater than $9,500,000.

          7.2  EACH ADDITIONAL LOAN.

          At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or

Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or the Lender; and the Borrower shall have delivered to the Lender a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.


                                   8.     COVENANTS


          8.1  AFFIRMATIVE COVENANTS.

          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations and termination of the Commitment, the Loan Parties shall comply at all times with the following affirmative covenants:

               8.1.1     PRESERVATION OF EXISTENCE, ETC.

               Each Loan Party shall maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in
Section 8.2.6 or when the failure to do so would not result in a Material Adverse Change.

               8.1.2     PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

               Each Loan Party shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or which would adversely affect the Collateral, PROVIDED that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

               8.1.3     MAINTENANCE OF INSURANCE.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its material properties and material assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.
At the request of the Lender, the Loan Parties shall deliver to the Lender
(x) on the Closing Date and annually thereafter if requested by the Lender an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Lender, which shall specify the Lender as an additional insured and lender loss payee as its interests may appear.

               8.1.4     MAINTENANCE OF PROPERTIES AND LEASES.

               Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate material repairs, renewals or replacements thereof.

               8.1.5     MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

               Each Loan Party shall maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

               8.1.6     VISITATION RIGHTS.

               Each Loan Party shall permit any of the officers or authorized employees or representatives of the Lender to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Lender may reasonably request.

               8.1.7     KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

               The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

               8.1.8     PLANS AND BENEFIT ARRANGEMENTS.

               The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

               8.1.9     COMPLIANCE WITH LAWS.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this
Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

               8.1.10    USE OF PROCEEDS.

                    8.1.10.1  GENERAL.

               The Loan Parties will use the Letters of Credit and the proceeds of the Loans only (i) to finance Permitted Acquisitions or (ii) for general corporate purposes and for working capital. The Loan Parties shall not use the Letters of Credit and the proceeds of the Loans for any purpose which contravenes any applicable Law or any provision hereof.


                    8.1.10.2  MARGIN STOCK.

               The Loan Parties shall not use the proceeds of the Loans to purchase margin stock as more fully provided in Section 6.1.10.


                    8.1.10.3  SECTION 20 SUBSIDIARIES.

               The Loan Parties will not, directly or indirectly, use any portion of the proceeds of the Loans (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such
Section 20 Subsidiary makes a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period

Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

               8.1.11    FURTHER ASSURANCES.

               Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Lender's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Lender in its sole discretion exercised in good faith may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

               8.1.12    SUBORDINATION OF INTERCOMPANY LOANS.

               Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.


          8.2  NEGATIVE COVENANTS.

          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations and termination of the Commitment, the Loan Parties shall comply with the following negative covenants:

               8.2.1     INDEBTEDNESS.

               Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

                         (i)       Indebtedness under the Loan Documents;

                         (ii)      Existing Indebtedness set forth on
SCHEDULE 8.2.1 (including any extensions, renewals or refinancings thereof), PROVIDED there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on SCHEDULE 8.2.1;

                         (iii)     other Indebtedness (including, without
limitation, Indebtedness secured by Purchase Money Security Interests, Indebtedness incurred pursuant to capitalized leases and Acquisition Indebtedness permitted under Section 8.2.6 (2) and (3)), provided that the aggregate amount of all such Indebtedness does not exceed $2,500,000 at any one time outstanding, and provided further that all Acquisition Indebtedness shall be unsecured Indebtedness and shall be subordinated to the Obligations on terms and conditions acceptable to the Lender in its sole discretion;

                         (iv)      Interest Rate Protection Agreements permitted
under Section 8.2.15;


                         (v)       Indebtedness of a Loan Party to another Loan
Party which is subordinated in accordance with the provisions of
Section 8.1.12; and

                         (vi)      Guaranties not prohibited under the terms of
Section 8.2.3 hereof.


               8.2.2     LIENS.

               Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

               8.2.3     GUARANTIES.

               Each of the Loan Parties shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties permitted under Section 8.2.1, (ii) Guaranties set forth on
Schedule 8.2.3, (iii) Guaranties in connection with indemnity programs for employees and/or agents, (iv) Guaranties in connection with indemnification provided in the organizational documents of one or more Loan Parties; (v) indemnification granted by the Loan Parties in the ordinary course of business and usual and customary for companies engaged in the businesses described in
Section 8.2.10 and of the size of the Borrower and its Subsidiaries, as well as Guaranties by the Borrower of such indemnification granted by other Loan Parties, and (vi) Guaranties of loans and advances made to employees and/or agents pursuant to the Commission Advance Program or on account of errors and omissions insurance programs, provided that after giving effect thereto the aggregate amount of such guarantees plus the aggregate amount of the loans and advances permitted pursuant to Section 8.2.4(vi) shall not exceed $5,000,000 at any one time outstanding.

               8.2.4     LOANS AND INVESTMENTS.

               Each of the Loan Parties shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                         (i)       trade credit extended on usual and customary
terms in the ordinary course of business;

                         (ii)      advances to employees and agents to meet
expenses incurred by such employees and agents in the ordinary course of business;

                         (iii)     Permitted Investments;

                         (iv)      loans, advances and investments in and/or to
other Loan Parties;

                         (v)       loans, advances and investments described on
Schedule 8.2.4;

                         (vi)      loans or other advances under the Commission
Advance Program to, or on account of errors and omissions insurance premium payments for, employees and/or agents provided that the aggregate principal amount of all such loans or advances plus the aggregate amount of all guarantees permitted pursuant to Section 8.2.3(vi) shall not exceed $5,000,000 outstanding at any one time;

                         (vii)     acquisitions of equity securities of a Loan
Party; and

                         (viii)    loans and advances to employees to assist
with relocation and similar costs and expenses no greater than $500,000 at any time outstanding.

               8.2.5     DIVIDENDS AND RELATED DISTRIBUTIONS.

               Each of the Loan Parties shall not make or pay any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable to another Loan Party.

               8.2.6     LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

               (1) upon prior written notice to the Lender, any Loan Party other than the Borrower and Axiom may consolidate with or merge into or convey substantially all of its assets to the Borrower or another Loan Party which is wholly-owned by one or more of the other Loan Parties, and

               (2) the Borrower or Axiom may acquire, whether by purchase or by merger and when the Consideration given by the Loan Parties, determined at the time of the closing of the Permitted Acquisition, is equal to or greater than $2,000,000, (A) all of the ownership interests of another Person or (B) all or substantially all of the assets of another Person or of a business or division of another Person (together with the acquisitions described in Section 8.2.6(3), each a "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                    (i) if the Borrower or Axiom are acquiring the ownership interests in such Person, such Person shall be a corporation, limited liability company or other entity with respect to which applicable state law provides that the owners of all stock or other ownership interests in such entity shall not be liable for any obligations of such entity or for the claims of any creditors thereof,

                    (ii) if the Borrower or Axiom are acquiring the ownership interests in such Person, such Person shall execute the Guarantor Joinder in the form of Exhibit 1.1(G)(1) hereto and join this Agreement as a Guarantor pursuant to Section 11.17 and such Person and its owners shall grant Liens in the assets and stock or other ownership interests in such Person and otherwise comply with Section 11.17 on or before the date of such Permitted Acquisition,

                    (iii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Lender written evidence of such approval prior to such Permitted Acquisition,

                    (iv) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10,

                    (v) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition,

                    (vi) the Borrower shall demonstrate that it shall be in compliance with this Section 8.2.6 and with the covenant contained in
Section 8.2.16 with respect to the requirement for the most recent fiscal quarter after giving effect to such Permitted Acquisition by delivering at least ten (10) Business Days prior to such Permitted Acquisition evidence of such compliance satisfactory to the Lender,

                    (vii) the Borrower provides the Lender with a summary description of the acquisition, including without limitation, the terms of the purchase (including the Borrower's calculation of the Consideration), the historical financial statements of the Person or assets to be acquired, including without limitation, the cash flow from operations for such Person or assets for each of the four fiscal quarters preceding the date of the Permitted Acquisition, and projected financial statements of the Borrower after giving effect to the proposed acquisition, all in form and content acceptable to the Lender and to be provided at least 30 Business Days prior to closing date of the acquisition, and

                    (viii) after giving effect to such Permitted Acquisition, (x) the aggregate Consideration in the form of capital stock of the Borrower for all Permitted Acquisitions made during the period of the Lender's Commitment shall not exceed $15,000,000, (y) the aggregate Consideration other than capital stock of the Borrower for all Permitted Acquisitions made during the period of the Lender's Commitment shall not exceed $15,000,000, and (z) the aggregate Consideration for all Permitted Acquisitions made during the period of the Lender's Commitment shall not exceed $30,000,000.

               (3) the Borrower or Axiom may acquire, whether by purchase or by merger and when the Consideration given by the Loan Parties, determined at the time of the closing of the Permitted Acquisition, is less than $2,000,000, (A) all of the ownership interests of another Person or (B) all or substantially all of the assets of another Person or of a business or division of another Person (together with the acquisitions described in Section 8.2.6(2), each a "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                    (i) if the Borrower or Axiom are acquiring the ownership interests in such Person, such Person shall be a corporation, limited liability company or other entity with respect to which applicable state law provides that the owners of all stock or other ownership interests in such entity shall not be liable for any obligations of such entity or for the claims of any creditors thereof,

                    (ii) if the Loan Parties are acquiring the ownership interests in such Person, within 45 days after the effective date of the acquisition, such Person shall execute the Guarantor Joinder in the form of
Exhibit 1.1(G)(1) hereto and join this Agreement as a Guarantor pursuant to
Section 11.17 and such Person and its owners shall grant Liens in the assets and stock or other ownership interests in such Person and otherwise comply with
Section 11.17 on or before the date of such Permitted Acquisition,

                    (iii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10,

                    (iv) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition,

                    (v) within 45 days after the effective date of the acquisition, the Borrower provides the Lender with a summary description of the acquisition, including without limitation, the terms of the purchase (including the Borrower's calculation of the Consideration), the historical financial statements of the Person or assets to be acquired and projected financial statements of the Borrower after giving effect to the proposed acquisition, all in form and content acceptable to the Lender, and

                    (vi) after giving effect to such Permitted Acquisition, (x) the aggregate Consideration in the form of capital stock of the Borrower for all Permitted Acquisitions made during the period of the Lender's Commitment shall not exceed $15,000,000, (y) the aggregate Consideration other than capital stock of the Borrower for all Permitted Acquisitions made during the period of the Lender's Commitment shall not exceed $15,000,000, and (z) the aggregate Consideration for all Permitted Acquisitions made during the period of the Lender's Commitment shall not exceed $30,000,000.

               8.2.7     DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

               Each of the Loan Parties shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                         (i)       any sale, transfer or lease of assets in the
ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                         (ii)      any sale, transfer or lease of assets by a
Loan Party to another Loan Party;

                         (iii)     any sale, transfer or lease of assets in the
ordinary course of business which are replaced by substitute assets acquired or leased under usual and customary terms in the ordinary course of business, PROVIDED such substitute assets are subject to the Lender's Prior Security Interest;

                         (iv)      any sale, transfer or lease of assets, other
than those specifically excepted pursuant to clauses (i) through (iv) above, so long as in the case of dispositions when the net after-tax proceeds (as reasonably estimated by the Borrower) are greater than $1,000,000, the net after-tax proceeds are applied as a mandatory repayment of the Loans and a reduction of the Commitment in accordance with the provisions of Section 5.4.1 above; or

                         (v)       any sale or transfer of the interests of the
Loan Parties in the Existing Partnerships.

               8.2.8     AFFILIATE TRANSACTIONS.

               Each of the Loan Parties shall not enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which in the case of a material transaction are fully disclosed to the Lender and is in accordance with all applicable Law.

               8.2.9     SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

               Each of the Loan Parties shall not, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Guarantor on the Closing Date and those set forth on Schedule 6.1.3; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.17, provided that the Lender shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant a Prior Security Interest to the Lender in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

               8.2.10    CONTINUATION OF OR CHANGE IN BUSINESS.

               Each of the Loan Parties shall not engage in any business other than real estate property, facilities and asset management, real estate and mortgage brokerage services, appraisal, corporate real estate consulting and mortgage banking and other fee based real estate related services, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

               8.2.11    PLANS AND BENEFIT ARRANGEMENTS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                         (i)       fail to satisfy the minimum funding
requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                         (ii)      request a minimum funding waiver from the
Internal Revenue Service with respect to any Plan;

                         (iii)     engage in a Prohibited Transaction with any
Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                         (iv)      permit the aggregate actuarial present value
of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                         (v)       fail to make when due any contribution to any
Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                         (vi)      withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                         (vii)     terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                         (viii)    make any amendment to any Plan with respect
to which security is required under Section 307 of ERISA; or

                         (ix)      fail to give any and all notices and make all
disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

               8.2.12    FISCAL YEAR.

               The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning July 1 and ending June 30.

               8.2.13    ISSUANCE OF STOCK.

               Each of the Guarantors shall not issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof. The Borrower shall not issue any shares of preferred stock unless such stock is not subject to redemption and limits the rights of preferred stockholders for the non-payment of dividends to the payment of all cumulative dividends prior to the payment of any dividend or distribution on, or the redemption of, any common stock.

               8.2.14    CHANGES IN ORGANIZATIONAL DOCUMENTS.

               Each of the Loan Parties shall not amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Lender and, in the event such change would be adverse to the Lender as determined by the Lender in its sole discretion, obtaining the prior written consent of the Lender.

               8.2.15    INTEREST RATE PROTECTION.

               The Loan Parties shall not enter into any interest rate protection agreement (the "Interest Rate Protection Agreement") without the prior written consent of the Lender, which consent shall not be unreasonably withheld. Any Interest Rate Protection Agreement shall be with a financial institution acceptable to the Lender and contain such terms and conditions as shall be acceptable to the Lender. Documentation for the Interest Rate Protection Agreement shall be in a standard International Swap Dealer Association Agreement or such other form as is acceptable to the Lender and shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner.


               8.2.16    MAXIMUM DEBT TO CASH FLOW RATIO.

               The Loan Parties shall not permit the ratio of Consolidated Funded Indebtedness to Annual Adjusted Consolidated Cash Flow from Operations, as measured at the end of each fiscal quarter of the Borrower, to exceed the amounts set forth below at the relevant time of measurement:

                 (i) March 31, 1997 through December 31, 1998 -- 3.00 to 1.00;

                (ii) March 31, 1999 through December 31, 1999 -- 2.75 to 1.00;
                     and
               (iii) March 31, 2000 through December 31, 2000   --   2.50 to
                     1.00.

          8.3  REPORTING REQUIREMENTS.

          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan

Parties' other Obligations and termination of the Commitment, the Loan Parties will furnish or cause to be furnished to the Lender the financial statements, certificates, notices, budgets, forecasts, reports and other information set forth in Schedule 8.3 within the time frames and as described in Schedule 8.3.


                                    9.     DEFAULT

               9.1  EVENTS OF DEFAULT.

               An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

               9.1.1     PAYMENTS UNDER LOAN DOCUMENTS.

               The Borrower shall fail to pay any principal of any Loan (including mandatory repayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when due or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or shall fail to pay any other amount (other than principal) owing hereunder or under the other Loan Documents within five (5) days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

               9.1.2     BREACH OF WARRANTY.

               Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

               9.1.3     BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

               Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 or Section 8.2;

               9.1.4     BREACH OF OTHER COVENANTS.

               Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten
(10) Business Days after any officer of any Loan Party becomes aware of the occurrence of such default (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Lender in its sole discretion);

               9.1.5     DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

               A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

               9.1.6     FINAL JUDGMENTS OR ORDERS.

               Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

               9.1.7     LOAN DOCUMENT UNENFORCEABLE.

               Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Loan Party executing the same or such Loan Party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

               9.1.8 UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS; ENVIRONMENTAL LIABILITY.

               There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $2,000,000, or the Collateral or any other of the Loan Parties' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; any Loan Party shall become liable for a violation of Environmental Laws in an amount in excess of $2,000,000;

               9.1.9     NOTICE OF LIEN OR ASSESSMENT.

               A notice of Lien or assessment in excess of $2,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

               9.1.10    INSOLVENCY.

               Any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

               9.1.11    EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

               Any of the following occurs: (i) any Reportable Event, which the Lender determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (i), (ii), (iii). (iv), (v), (vi), (vii), (viii) or (ix), the Lender determines in good faith that any such occurrence would be reasonably likely to result in a Material Adverse Change;

               9.1.12    CESSATION OF BUSINESS.

               Any Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 or 8.2.7, or any Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

               9.1.13    CHANGE OF CONTROL.

               Any Change of Control shall occur;

               9.1.14    INVOLUNTARY PROCEEDINGS.

               A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

               9.1.15    VOLUNTARY PROCEEDINGS.

               Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.


          9.2       CONSEQUENCES OF EVENT OF DEFAULT.

               9.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Lender shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Lender may (i) declare the unpaid principal amount of the Note then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lender hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit with the Lender, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Lender and grants to the Lender a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Lender or upon indefeasible payment in full of the Obligations and termination of the Commitment, the Lender shall return such cash collateral to the Borrower; and

               9.2.2     BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Section 9.1.14 or 9.1.15 shall occur, the Lender shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Note then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lender hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

               9.2.3     SET-OFF.

               If an Event of Default shall occur and be continuing, the Lender shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by the Lender, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with the Lender. Such right shall exist whether or not the Lender shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to the Lender; and

               9.2.4     SUITS, ACTIONS, PROCEEDINGS.

               If an Event of Default shall occur and be continuing, and whether or not the Lender shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Lender, if owed any amount with respect to the Note, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Note, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender; and

               9.2.5     APPLICATION OF PROCEEDS.

               From and after the date on which the Lender has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Lender from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Lender, shall be applied as follows:

                         (i)       first, to reimburse the Lender for reasonable
out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Lender in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lender for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                         (ii)      second, to the repayment of all Indebtedness
then due and unpaid of the Loan Parties to the Lender incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Lender may determine in its discretion; and

                         (iii)     the balance, if any, to the Borrower or as
otherwise required by Law.

               9.2.6     OTHER RIGHTS AND REMEDIES.

               In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Lender may exercise all post-default rights granted to the Lender under the Loan Documents or applicable Law.

          9.3       NOTICE OF SALE.

          Any notice required to be given by the Lender of a sale, lease, or other disposition of the Collateral or any other intended action by the Lender, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                           10.     [INTENTIONALLY OMITTED]

                                11.     MISCELLANEOUS

          11.1      MODIFICATIONS, AMENDMENTS OR WAIVERS.

The Lender and the Loan Parties may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lender or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind the Lender and the Loan Parties.

          11.2      NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

          No course of dealing and no delay or failure of the Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

          11.3      REIMBURSEMENT AND INDEMNIFICATION OF LENDER BY THE BORROWER;
TAXES.

               The Borrower agrees unconditionally upon demand to pay or reimburse to the Lender and to save the Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel (including allocated costs of staff counsel) for the Lender), incurred by the Lender (a) in connection with preparation, negotiation, documentation, administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Lender hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from the Lender's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, other than those which arise and/or are payable as a result of the gross negligence or willful misconduct of the Lender.

          11.4      HOLIDAYS.

          Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

          11.5      FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

               11.5.1    NOTIONAL FUNDING.

               The Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls the Lender) of the Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.5 than it would have been in the absence of such change. Notional funding offices may be selected by the Lender without regard to the Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to Lender.

               11.5.2    ACTUAL FUNDING.


               The Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of the Lender to make or maintain such Loan subject to the last sentence of this
Section 11.5.2. If the Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this

Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by the Lender, but in no event shall the Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause the Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to the Lender (including any expenses incurred or payable pursuant to Section 5.5) which would otherwise not be incurred.

          11.6      NOTICES.

          All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective
(a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and
(e) if given by any other means (including by air courier), when delivered; PROVIDED, that notices to the Lender shall not be effective until received.

          11.7      SEVERABILITY.

          The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          11.8      GOVERNING LAW.

          Each Letter of Credit and Section 2.7 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.


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

          11.9      PRIOR UNDERSTANDING.

          This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

          11.10     DURATION; SURVIVAL.

          All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Lender, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.2 and
8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitment and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Note, Section 5 and Section 11.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitment.

          11.11     SUCCESSORS AND ASSIGNS.

               This Agreement shall be binding upon and shall inure to the benefit of the Lender, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. The Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loans made by it to one or more banks or other entities.

          11.12     CONFIDENTIALITY.

          The Lender agrees to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Lender shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11 , subject to the agreement of such Persons to maintain the confidentiality, (iii) to the extent requested by the Lender regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

          11.13     COUNTERPARTS.

          This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

          11.14     LENDER'S CONSENT.

          Unless otherwise expressly provided for herein, whenever the Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Lender shall be authorized to give or withhold such consent in its sole and absolute discretion exercised in good faith and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

          11.15     EXCEPTIONS.

          The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

          11.16     CONSENT TO FORUM; WAIVER OF JURY TRIAL.

EACH LOAN PARTY AND THE LENDER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PERSON AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY AND THE LENDER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE LENDER AND EACH LOAN PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

EACH LOAN PARTY (I) ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT, (II) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (III) ACKNOWLEDGES THAT THE ENTERING INTO OF THE CREDIT AGREEMENT BY THE LENDER HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

          11.17     JOINDER OF GUARANTORS.

               Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 shall execute and deliver to the Lender (i) a Guarantor Joinder in substantially the form attached hereto as
EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Lender in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Lender at the time of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.


               [SIGNATURES APPEAR ON THE NEXT PAGE.]

               IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                        GRUBB & ELLIS COMPANY


                                        By: /s/ Brian Parker
                                            ------------------------------------
                                            Brian Parker
                                            Senior Vice President and Chief
                                            Financial Officer
[Seal]

                                        EACH OF THE SUBSIDIARIES OF GRUBB &
                                        ELLIS COMPANY SET FORTH ON THE ATTACHED
                                        SCHEDULE I

                                        By: /s/ Brian Parker
                                            -----------------------------------
                                            Brian Parker
                                            Senior Vice President and Chief
                                            Financial Officer of each of the
                                            subsidiaries listed on Schedule I

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By: /s/ Paul A. Palombo
                                            ------------------------------------
                                        Name: Paul A. Palombo
                                        Title: Vice President